Subsidiaries of Bel Fuse Inc.



                                                          Jurisdiction of
          Name                                             Incorporation
          ----                                            ---------------
Bel Fuse Limited                                           Hong Kong

Bel Fuse Macau LDA                                         Macau

Bel Hybrids and Magnetics Inc.                             Indiana

Bel Delaware LLC                                           Delaware

Bel Fuse Europe Ltd.                                       United Kingdom

Bel Magnetics Ltd.                                         Texas

Bel Fuse America Inc.                                      Delaware

Bel Fuse Delaware Inc.                                     Delaware

Bel Fuse California Inc.                                   Delaware

                                                BEL FUSE INC. AND SUBSIDIARIES
                                       SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


         Column A                         Column B            Column C        Column D           Column E         Column F
         --------                         --------            --------        --------           --------         --------
                                                                     Additions
                                                             ------------------------
                                                               (1)             (2)
                                                             Charged          Charged
                                         Balance at          to profit        to other                              Balance
                                         Beginning           and loss         accounts           Deductions        at close
         Description                     of period           or income       (describe)          (describe)        of period
         -----------                     ----------          ---------       ----------          ----------        ---------
Year ended December 31, 1998
  Allowance for doubtful
   accounts                               $227,000           $ 90,000          $ --                $ --            $317,000
                                          ========           ========          ====                =======         ========
  Allowance for excess and obsolete
   inventory                              $522,000           $242,000          $ --                $ --            $764,000
                                          ========           ========          ====                ========        ========
Year ended December 31, 1997
  Allowance for doubtful
   accounts                               $195,000           $ 32,000          $ --                $  --           $227,000
                                          ========           ========          ====                ========        ========
  Allowance for excess and obsolete
   inventory                              $100,000           $422,000          $ --                $  --           $522,000
                                          ========           ========          ====                ========        ========
Year ended December 31, 1996
  Allowance for doubtful
   accounts                               $155,000           $ 40,000          $ --                $  --           $195,000
                                          ========           ========          ====                ========        ========
  Allowance for excess and obsolete
   inventory                              $141,000           $600,000          $ --                $641,000(a)     $100,000
                                          ========           ========          ====                ========        ========

---------------
(a)  Write offs.

                                                   S-1